Exhibit 99.1

The Deal, LLC

Financial Report

December 31, 2011

Exhibit 99.1

Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Members
The Deal, LLC
New York, New York

We have audited the accompanying balance sheets of The Deal, LLC (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, members’ deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Deal, LLC as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey LLP
New York, New York
September 7, 2012

Exhibit 99.1

The Deal, LLC

Balance Sheets
December 31, 2011 and 2010

	2011	2010

ASSETS

Current Assets:
Cash and cash equivalents	$689,841	$886,537
Accounts receivable, net	2,131,190	2,392,058
Prepaid expenses and other current assets	123,856	26,772

Total current assets	2,944,887	3,305,367

Furniture, Equipment and Leasehold Improvements, net	784,111	572,870

Security Deposit	301,024	451,705

Total assets	$4,030,022	$4,329,942

LIABILITIES AND MEMBERS’ DEFICIENCY

Current Liabilities:
Accounts payable and accrued expenses	$1,130,030	$1,022,466
Accrued interest on related party notes payable	1,837,139	869,139
Unearned revenue	5,438,080	5,004,032
Notes payable - related party	13,250,000	10,250,000
Current portion of capital leases payable	172,653	12,492

Total current liabilities	21,827,902	17,158,129

Deferred Rent	749,661	292,370

Long-Term Portion of Capital Leases Payable	308,805	158,230

Total liabilities	22,886,368	17,608,729

Members’ Deficiency:
Preferred C membership units, 56,950,821 units issued and outstanding as of December 31, 2011 and 2010	99,850,000	99,850,000
Preferred B membership units, 222,442 units issued and outstanding as of December 31, 2011 and 2010	390,000	390,000
Common membership units, 9,013,379 units issued and outstanding as of December 31, 2011 and 2010	9,013,380	9,013,380
Accumulated deficit	(128,109,726)	(122,532,167)

Total members’ deficiency	(18,856,346)	(13,278,787)

Total liabilities and members’ deficiency	$4,030,022	$4,329,942

See Notes to Financial Statements.

Exhibit 99.1

The Deal, LLC

Statements of Operations
Years Ended December 31, 2011 and 2010

	2011	2010

Revenues:
Licensing and subscription	$8,375,216	$7,423,479
Advertising	2,236,935	2,495,119
Other	882,217	961,783

Total revenues	11,494,368	10,880,381

Operating Expenses:
Editorial	6,052,269	6,016,450
Selling, production and distribution	4,961,735	4,832,509
General and administrative	4,790,909	5,360,655
Depreciation and amortization	270,505	378,430

Total operating expenses	16,075,418	16,588,044

Loss from operations	(4,581,050)	(5,707,663)

Related party interest expense	968,000	687,283
Interest Expense, net	28,509	22,386

Net loss	$(5,577,559)	$(6,417,332)

See Notes to Financial Statements.

Exhibit 99.1

The Deal, LLC
Statements of Members’ Deficiency
Years Ended December 31, 2011 and 2010

	Preferred C		Preferred B		Common
							Accumulated
	Units	Amount	Units	Amount	Units	Amount	Deficit	Total

Balance, January 1, 2010	56,950,812	$99,850,000	222,442	$390,000	10,680,046	$10,680,047	$(117,781,502)	$(6,861,455)

Retirement of Common Units	—	—	—	—	(1,666,667)	(1,666,667)	1,666,667	—

Net Loss	—	—	—	—	—	—	(6,417,332)	(6,417,332)

Balance, December 31, 2010	56,950,812	99,850,000	222,442	390,000	9,013,379	9,013,380	(122,532,167)	(13,278,787)

Net Loss	—	—	—	—	—	—	(5,577,559)	(5,577,559)

Balance, December 31, 2011	56,950,812	$99,850,000	222,442	$390,000	9,013,379	$9,013,380	$(128,109,726)	$(18,856,346)

See Notes to Financial Statements.

Exhibit 99.1

The Deal, LLC

Statements of Cash Flows
Years Ended December 31, 2011 and 2010

	2011	2010

Cash Flows From Operating Activities:
Net loss	$(5,577,559)	$(6,417,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	270,505	378,430
Deferred rent	457,291	117,850
Noncash interest expense	968,000	687,283
Changes in operating assets and liabilities:
Decrease in accounts receivable	260,868	92,059
(Increase) decrease in prepaid expenses and other current assets	(97,084)	102,389
Increase in unearned revenue	434,048	248,442
Increase (decrease) in accounts payable and accrued expenses	107,564	(148,028)

Net cash used in operating activities	(3,176,367)	(4,938,907)

Cash Flows From Investing Activities:
Purchase of furniture and equipment	(85,914)	(313,359)
Security deposit	150,681	663,077

Net cash provided by investing activities	64,767	349,718

Cash Flows From Financing Activities:
Issuance of notes payable to a related party	3,000,000	5,150,000
Payment of capital leases	(85,096)	(40,744)

Net cash provided by financing activities	2,914,904	5,109,256

Net (decrease) increase in cash and cash equivalents	(196,696)	520,067
Cash and Cash Equivalents:
Beginning	886,537	366,470

Ending	$689,841	$886,537

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$28,977	$24,134

Fixed assets acquired via capital leases	$395,832	$193,999

See Notes to Financial Statements.

Exhibit 99.1

Note 1.     Organization

The Deal, LLC (the “Company”) is located in New York, New York and is qualified to do business in California and Washington D.C. The Company was incorporated as a Limited Liability Company in Delaware. The Company strives to report, analyze and disseminate business and financial news that offers fresh insights on the deal economy, a set of interrelated activities, focused on dealmaking of all kinds, whose purpose is to generate corporate growth in a continually changing global market. The Company serves the global deal community - corporate and financial dealmakers, advisers and institutional investors - with a comprehensive line of print and electronic products and services for both readers and advertisers, as well as an annual event covering the deal economy.

Note 2.     Summary of Significant Accounting Policies

Basis of Presentation: A summary of the significant accounting policies followed in the preparation of the accompanying financial statements, which conform to accounting principles generally accepted in the United States of America, is presented below.

Revenue Recognition: Publication advertising revenue is generated from the placement of display advertisements in the Company’s publications. Publication advertising revenue is recognized upon the release of the related publications. Online advertising revenue is generated from the placement of advertisements on the Company’s website. Online advertising revenue is recognized during the period in which the customer’s advertisements appear on the Company’s website.

Licensing subscription revenue is generated by providing access to the Company’s subscription news and data platforms delivered via the Internet. Revenue is recognized on a straight-lined basis over the term of the contract. Periodical subscription revenues are recognized on a straight-lined basis as issues of a subscription are delivered.

Other revenue mainly consists of event and webinar revenue, content licensing revenue, and reprints. Event and webinar revenue reflects sponsorships of the Company’s events and webinars. Event and webinar revenue is recognized when the events or webinars occur. Content licensing revenue is generated and recognized when the Company’s content is accessed via a third-party platform. Reprint revenue is recognized when a reprint is delivered either physically or electronically.

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured. Delivery does not occur until products have been shipped or services have been provided to the client.

Amounts received prior to the performance of services under customer contracts are considered unearned revenue, and revenue recognition is deferred until such time when all revenue recognition criteria have been met. Subscription and licensing billing is typically done annually in advance. Unearned revenue amounted to $5,438,080 and $5,004,032 as of December 31, 2011 and 2010, respectively.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

Exhibit 99.1

Note 2.     Summary of Significant Accounting Policies (Continued)

Furniture and Equipment: Furniture and equipment is stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line method over the estimated useful lives of the assets, ranging from three to eleven years. Leasehold improvements are amortized over the shorter of the life of the lease or the useful lives. Expenditures for maintenance, repairs and minor renewals are charged to operations as incurred.

Impairment of Long-Lived Assets: The Company evaluates long-lived assets, which include leasehold improvements and equipment subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value in the period in which the determination is made. It has determined that no impairment of long-lived assets existed as of December 31, 2011 and 2010.

Cash and Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Allowance for Doubtful Accounts: Accounts receivable are generally due in accordance with stated contract terms and shown at amounts due from customers less allowance for doubtful accounts. The allowance for doubtful accounts is established through a provision charged to expense. Accounts receivable are charged against the allowance for doubtful accounts when management believes that collectibility of the balance due is unlikely. The Company determines the allowance by considering a number of factors, including the age of the receivable, the customer’s current ability to pay, and the condition of the general economy and industry as a whole. The Company believes the allowance for doubtful accounts is sufficient to cover any potential losses. The Company writes off accounts receivable when they are deemed to be uncollectible.

Income Taxes: The Company was formed as a limited liability company in Delaware and is qualified to do business as a partnership in all states in connection with its operations. The Company is a partnership for U.S. federal income tax purposes; therefore, the Company is not subject to federal income tax under federal law. The partners of a partnership are responsible for reporting their share of the partnership’s income on their respective tax returns and for paying any associated U.S. federal income tax. In essence, the partnership is a “flow-through” entity, which, in effect passes its income to its owners for all practical tax purposes under federal law. Under U.S. federal income tax laws, adjustments to partnership income flow through to and are reported by the partners at the time the adjustments are recognized. The Company is not subject to U.S. federal income tax and has therefore not accrued a payable for U.S. federal income tax purposes.

The Company follows the accounting standard on accounting for uncertainty in income taxes Accounting Standards Codification (“ASC”) 740-10, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company recognizes interest and penalties, if any, in its provision for income taxes. The tax years 2008-2011 are open and subject to audit by major jurisdictions.

Advertising: Advertising and promotion costs are expensed as incurred. Advertising and promotion expense was approximately $209,000 and 129,000 for the years ended December 31, 2011 and 2010, respectively.

Exhibit 99.1

Note 2.     Summary of Significant Accounting Policies (Continued)

Membership Unit-Based Compensation: Membership unit-based compensation represents the cost related to membership unit-based awards granted to employees and third-party service providers in lieu of monetary payment. The Company measures membership unit-based compensation cost at grant date based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the employee or service provider requisite service period. The Company estimates the fair value of stock options using the Black-Scholes valuation model. The expense is recorded as operating expenses in the statements of operations. There were no unit awards granted in either 2011 or 2010.

Subsequent Events: The Company has evaluated subsequent events through September 7, 2012, the date on which the financial statements were available to be issued.

Note 3.     Concentration of Credit Risk

The Company deposits its cash with financial institutions and, at times, such balances may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits.

Note 4.     Going Concern

The Company’s consolidated financial statements for the year ended December 31, 2011 have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has historically reported net losses, including a net loss of $5,577,559 and $6,417,332 for the years ended December 31, 2011 and 2010, respectively, and current liabilities exceeded current assets by $18,883,015 and $13,852,762, as of December 31, 2011 and 2010, respectively. The Company believes that it will be able to extend its short-term promissory notes with related parties (see Note 7) through December 31, 2012 and obtain additional debt financing from existing related parties through December 31, 2012.

Note 5.     Accounts Receivable

Accounts receivable consist of the following components:

	2011	2010

Billed	$2,121,659	$2,361,181
Unbilled	48,000	48,000

	2,169,659	2,409,181
Less allowance for doubtful accounts	(38,469)	(17,123)

Total	$2,131,190	$2,392,058

Exhibit 99.1

Note 6.     Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements consist of the following:

	2011	2010

Computer equipment	$1,753,102	$1,298,892
Furniture and office equipment	164,881	164,881
Leasehold improvements	187,703	160,167

	2,105,686	1,623,940
Less accumulated depreciation and amortization	(1,321,575)	(1,051,070)

Total	$784,111	$572,870

Depreciation and amortization expense was approximately $271,000 and $378,000 for the years ended December 31, 2011 and 2010, respectively.

The Company acquired fixed assets during 2011 and 2010 via capital leases in noncash transactions. Fixed assets acquired via capital leases totaled $395,832 and $193,999 in 2011 and 2010, respectively.

Note 7.     Notes Payable – Related Party

The Company has short-term notes payable to a related party totaling $13,250,000 and $10,250,000 outstanding as of December 31, 2011 and 2010, respectively. The notes carry noncompounding interest on the outstanding principal amount at a rate equal to 8% per annum. The due dates of all notes have been extended to December 31, 2012. Interest expense on those notes amounted to $968,000 and $687,283 for the years ended December 31, 2011 and 2010, respectively.

Exhibit 99.1

Note 8.     Commitments and Contingencies

Leases: During the years ended December 31, 2011 and 2010, total rent expense for office leases amounted to approximately $677,623 and $1,073,321, respectively.

Standby letters of credit have been issued by a commercial bank relating to security deposits on operating leases in the aggregate amount of $301,000 and $451,500 as of December 31, 2011 and 2010, respectively.

The future minimum rental payments for all long-term noncancelable leases are as follows:

Year ending December 31,	Operating Leases	Capital Leases

2012	$631,694	$203,941
2013	641,522	194,812
2014	665,516	123,595
2015	702,620	12,520
2016	713,240	—
Thereafter	3,739,764	—

Total minimum lease payments	$7,094,356	534,868

Less the amount representing interest		53,410

Present value of minimum lease payments		$481,458

The Company has an agreement with an employee which contains certain severance and change of control provisions which could provide the employee additional compensation upon the occurrence of either of these two events.

Note 9.     Stockholders’ Equity

Pursuant to the Third Amended and Restated Limited Liability Company Agreement dated October 17, 2001, the Company has several classes of membership units issued and outstanding.

There were 9,013,379 common membership units issued and outstanding as of December 31, 2011 and 2010. During June 2010, the Company retired and cancelled 1,666,667 common membership units at the request of the unit holders for no consideration.

The Company had 222,442 Series B Preferred Membership Units issued and outstanding as of December 31, 2011 and 2010. The Series B Preferred Membership Units are entitled to an annual return of 8% on such member’s Series B Unrecovered Preferred Principal Amount. However, the holders of Series B Preferred Units shall not be entitled to such annual return with respect to any fiscal period unless the board of managers, at its sole discretion, so determines. Each Series B Preferred Unit shall be convertible, at the option of the Member holding such Series B Preferred Unit, without the payment of any additional consideration, into such number of fully paid and non assessable Common Units as is determined by dividing the purchase price of one Series B Preferred Unit by the Conversion Price in effect on the date of such conversion. The initial Conversion Price per Series B Preferred Unit shall be the Purchase Price. The cumulative preferred return on these units totaled $332,020 and $300,820 as of December 31, 2011 and 2010, respectively.

Exhibit 99.1

Note 9.     Stockholders’ Equity (Continued)

The Company had 56,950,821 Series C Preferred Membership Units issued and outstanding as of          December 31, 2011 and 2010. The Series C Preferred Membership Units are entitled to an annual return of 8% on such member’s Series C Unrecovered Preferred Principal Amount. However, the holders of Series C Preferred Units shall not be entitled to such annual return with respect to any fiscal period unless the board of managers, at its sole discretion, so determines. Each Series C Preferred Unit shall be convertible, at the option of the Member holding such Series C Preferred Unit, without the payment of any additional consideration, into such number of fully paid and non assessable Common Units as is determined by dividing the purchase price of one Series C Preferred Unit by the Conversion Price in effect on the date of such conversion. The initial Conversion Price per Series C Preferred Unit shall be the Purchase Price. The cumulative preferred return on these units totaled $57,889,244 and $49,901,216 as of December 31, 2011 and 2010, respectively.

Note 10.     Stock-Based Compensation

The Company has a membership unit option plan (the “Plan”) that provides for the grant to certain employees to purchase membership units of the Company’s common membership units. The aggregate number of units which may be granted for all purposes under the Plan shall be 2,500,000 units. Membership unit-based compensation cost is measured at the date of grant, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period. The $1 per share options vest at a rate of 25% upon the first anniversary of the grant date, and 6.25% every three months thereafter. As provided for in the option plans, vesting accelerates in the event of a change in control of Company ownership or an initial public offering. On January 1, 2005, the Company issued 215,000 options to employees, and on January 1, 2008 an additional 220,000 options were issued. All previous options have expired.

The Company did not issue any option grants to employees during 2011 or 2010. As of December 31, 2011 and 2010, there was no unrecognized compensation costs related to nonvested awards.

At December 31, 2011, 325,000 membership unit option awards were exercisable, with a weighted-average exercise price of $1.00 per unit. At December 31, 2010, 270,000 membership unit option awards were exercisable, with a weighted-average exercise price of $1.00 per unit. Options outstanding at December 31, 2011 have no intrinsic value.

Note 11.     Subsequent Events

On February 24, 2012, June 12, 2012 and August 27, 2012, the Company issued additional promissory notes to a related party in the amount of $1,500,000, $500,000 and $500,000, respectively. The notes bear interest on the outstanding principal amount at a rate equal to 8% per annum. The due dates of these notes are December 31, 2012.